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EXHIBIT 10.6      Form of grant of Incentive Stock Option under AMSCO
                  International, Inc. Stock Option Plan.

                            AMSCO INTERNATIONAL, INC.

                        INCENTIVE STOCK OPTION AGREEMENT


                           Date:  _________

Employee/Optionee:                _________
Number of shares of
Common Stock subject
to this Agreement:                _________


      Pursuant to the AMSCO International, Inc. Stock Option Plan (the "Plan"), the Board of Directors of Amsco International, Inc. (the "Company") has granted to you on this date an option (the "Option") to purchase the number of shares of the Company's Common Stock, $.01 par value ("Common Stock"), set forth above. Such number of shares (as such may be adjusted as described in Section 12 below) is herein referred to as the "Option Shares." This Option shall constitute and be treated as an "incentive stock option" as defined under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes. The terms and conditions of this Option are set out below.

      1. Date of Grant. This Option is granted to you on _________.

      2. Termination of Option. Your right to exercise this Option (and to purchase the Option Shares) shall expire and terminate in all events on the earlier of (i)_________, or (ii) the date provided in Section 8 below in the event you cease to be employed on a full-time basis by the Company or any Subsidiary of the Company (as defined in the Plan).

      3. Option Price. The purchase price to be paid upon the exercise of this Option will be $____ per share, the fair market value of a share of Common Stock (as determined by the Board of Directors) on _________, the date of grant of this Option.

      4. Vesting Provisions -- Entitlement to Exercise the Option and Purchase Option Shares. (a) You may not exercise this Option at any time prior to _________. Commencing on _________ and on each of three succeeding anniversaries of that date, you shall become entitled to exercise this Option with respect to 25% of the Option Shares. Therefore, you shall become entitled to exercise this Option with respect to 25% of the Option Shares on each of _________, _________,_________ and _________.

              (b) Notwithstanding the foregoing provisions of Section 4(a) hereof, upon the occurrence of a "Section 4(b) Event" (as defined below), at any time prior to _________, then you shall thereupon become entitled to exercise this Option with respect to all or any portion of the Option Shares which as of the date of the occurrence of such Section 4(b) Event, you had not yet become entitled to purchase under the provisions of Section 4(a) hereof. For purposes of this Agreement, a "Section 4(b) Event" shall mean the earliest to occur of:
(i) a sale of more than 50% of the Company's outstanding Common Stock to an unrelated, non-affiliated third party purchaser, other than pursuant to an underwritten public offering of the Company's Common Stock registered under the Securities Act of 1933; (ii) a sale of substantially all of the assets of the Company (as determined by the Board of Directors) to an unrelated, non-affiliated third party purchaser, or (iii) the right of co-sale provided for in Section 8(a) of the Subscription Agreement dated as of August 7, 1987 among the Company and other parties named therein becoming effected and, as a result thereof, the Management Subscribers (as defined therein) becoming entitled to participate in a sale of Common Stock as provided therein.


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      5. Additional Provisions Relating to Exercise.

              (a) Once you become entitled to exercise this option (and purchase Option Shares) as provided in Section 4 hereof, such right will continue until the date on which this Option expires and terminates pursuant to Section 2 hereof.

              (b) The Board of Directors may at any time accelerate the time at which this Option may be exercised by you with respect to any Option Shares.

      6. Exercise of Option: Payment of Option Price:

              (a) To exercise the Option, you must deliver a completed copy of the attached Option Exercise Form to the address indicated on the Form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price, subject to the provisions of Section 6(b) below, for the Option Shares being purchased.

              (b) In the event that at any time after you become entitled to exercise this Option and purchase Option Shares as provided in Section 4 hereof, you determine to exercise this Option and purchase any Option Shares, then the Company shall assist you in obtaining financing for such purchase from an unaffiliated third-party lender.

      7. Transferability of Option. This Option may not be transferred by you (other than by will or the laws of descent and distribution) and may be exercised during your lifetime only by you.

      8 Termination of Employment.

              (a) In the event that you cease to be employed by the Company or any Subsidiary on a full-time basis for any reason other than because of your death or "disability" (within the meaning of Section 22(e) (3) of the Code), this Option may only be exercised within one month after you cease to be so employed, and only to the same extent that you were entitled to exercise this Option on the date you ceased to be so employed and had not previously done so.

              (b) In the event that you cease to be employed by the Company or any Subsidiary of a full-time basis by reason of "disability" (as defined in paragraph (a) above), this Option may only be exercised within one year after the date you cease to be so employed, and only to the same extent that you were entitled to exercise this Option on the date you ceased to be so employed by reason of such disability and had not previously done so.

              (c) In the event that you die while employed on a full-time basis by the Company or any Subsidiary (or within a period of one month after ceasing to be employed by the Company or any Subsidiary on a full-time basis for any reason other than "disability" (as defined in paragraph (a) above) or within a period of one year after ceasing to be employed by the Company on a full-time basis by reason of such "disability"), this Option may only be exercised during such one-year period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise this Option immediately prior to the time of your death and you had not previously done so.

              (d) Notwithstanding any provision contained in this Section 8 to the contrary, in no event may this Option be exercised to any extent by anyone after _________.

      9. Withholding Taxes. If the Company is required to withhold federal, state or local taxes in respect of any compensation income realized by you as a result of any "disqualifying disposition" of any Option Shares acquired upon exercise of the option granted hereunder, you hereby agree to provide the Company with cash funds equal to the total federal, state and local taxes required to be so withheld, or make other arrangement satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of

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taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors.

      10.     Representations.

              (a) You represent and warrant to the Company that, upon exercise of the Option, you will be acquiring the Option Shares for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) neither the Option nor the Option Shares have been registered with the Securities Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements and (ii) the Option Shares must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act of 1933 or is exempt from such registration. The stock certificates for any Option Shares issued to you will bear the following legal legend:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THE RIGHTS OF THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND LIMITED BY THE TERMS AND CONDITIONS OF A CERTAIN AGREEMENT DATED _________, BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF SUCH SHARES. A COPY OF SAID AGREEMENT, TO WHICH REFERENCE IS HEREBY MADE, IS ON FILE AND MAY BE EXAMINED AT THE OFFICES OF AMSCO INTERNATIONAL, INC."

              (b) You further represent and warrant that you understand the federal, state and local income tax consequences of the granting of this Option to you, the exercise of this Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares.

      11. Notice of Sale. You agree to give the Company prompt notice of any sale or other disposition of any Option Shares that occurs (i) within two years from the date of the granting of this Option to you, or (ii) within one year after the transfer of such Shares to you upon the exercise of the Option.

      12. Adjustments. If the total outstanding shares of the Common Stock of the Company shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in stock, then the Board of Directors shall appropriately adjust the number of Option Shares (and price per share) subject to the unexercised portion of this Option (to the nearest possible full share) subject in all cases to the limitations of Section 425 of the Code.

      13. Continuation of Employment. Neither the Plan nor the Option shall confer upon you any right to continue in the employ of the Company or any Subsidiary to terminate your employment at any time.

      14. Miscellaneous.

              (a) This Option Agreement is qualified in its entirety by reference to the provisions of the Plan applicable to "incentive stock options" as defined in Section 422A of the Code, which are hereby incorporated herein by reference.

              (b) Any action or determination of the Company or the Board of Directors provided for or required under the Plan shall be taken or made in the sole discretion of the Company or the Board of Directors or taken or made in the sole discretion of the Committee appointed by the Board of Directors to administer the Plan.

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              (c) This Agreement shall be governed by and construed in
accordance with the laws of the State of Delaware. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

      Please acknowledge receipt of this Option Agreement by signing the enclosed copy of this Option Agreement in the space provided below and returning it promptly to the Secretary of the Company.


AMSCO INTERNATIONAL, INC.

By ___________________________

Accepted and Agreed to
as of _________:


---------------------------
Employee/Optionee






                            AMSCO INTERNATIONAL, INC.

                                STOCK OPTION PLAN

                              OPTION EXERCISE FORM


      I,__________________, a full-time employee of AMSCO International, Inc. or a Subsidiary thereof (as defined in the AMSCO International, Inc. Stock Option
Plan), do hereby exercise the right to purchase _________ shares of Common Stock, $.01 par value, of AMSCO International, Inc. pursuant to the Option granted to me on _________ under the AMSCO International, Inc. Stock Option Plan.




Date:
      ---------------       --------------------------------------
                                    Signature




              Send a completed copy of this Option Exercise Form to:

                               Dennis P. Patton, Treasurer
                               AMSCO International, Inc.
                               5960 Heisley Road
                               Mentor, Ohio 44060-1834



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